UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2008 (January 30, 2008)

Diatect International Corporation
 (Exact name of registrant as specified in its charter)

California	000-10147	82-0513109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 South Industrial Parkway, Heber City, Utah 84032
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (435) 654-4370

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

An administrative proceeding brought by the U.S. Securities and Exchange Commission (“Commission”) named Diatect International Corporation (the “Company”) as a respondent.  The  administrative proceeding sought to revoke the Company’s registration under the Securities Exchange Act of 1934 (“Exchange Act”) under which the Company files quarterly and annual financial reports.  The Company had not filed nine quarterly and annual financial reports .  In the administrative proceeding each of the parties filed a motion for summary disposition.  This procedure allowed the issues to be decided without a hearing or a trial.

In its answer the Company provided a schedule stating when it anticipated filing the financial reports.  With minor exceptions the Company’s filed the outstanding financial reports as it had stated.  In late December 2007 the Company completed the filing of the financial reports when it filed three quarterly reports.  The Company became “current” in that it had filed all the financial reports.  The next report the Company will file is a Form 10-KSB for the period ended December 31, 2007.

On January 30, 2008, Administrative Law Judge James Kelly issued an Initial Decision. This decision denied the Division of Enforcement’s Motion for revocation and granted the Company’s motion for summary disposition.  A copy of the Initial Decision is attached as an Exhibit.  The Judge found that the Company violated rules promulgated under the Exchange Act which required the filing of annual and quarterly reports.  In the decision the Judge expressly stated that the sanctions of revocation or trading suspension would not be imposed as such sanctions were not appropriate or necessary and denied the Division’s motion for revocation.  The initial decision dismissed the administrative proceeding.  The parties now have twenty-one days to appeal.  The initial decision does not become final until the Commission enters an order of finality.  Management believes that the initial decision is beneficial to the Company and its shareholders especially if the Division of Enforcement does not appeal and the decision becomes final.  In the future the Company intends to file its financial reports in a timely manner.  Presently the Company’s shares of common stock are quoted on the “pink sheets”.  Application has been made for the shares of the Company’s common stock to trade on the electronic bulletin board.  The Company provides no assurance that the Company’s shares will trade or be listed on the electronic bulletin board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008	/s/ David S. Andrus
David S. Andrus
Principal Executive Officer
Principal Financial Officer